Exhibit 99.1

WEX Inc. Updates First Quarter Revenue Outlook Based on Coronavirus Impact

PORTLAND, Maine--(BUSINESS WIRE)--March 4, 2020--WEX Inc. (NYSE:WEX), a leading financial technology service provider, has been closely tracking and assessing the effect of the coronavirus (or COVID-19) as this situation evolves. The health and safety of our employees, partners, and customers remain top of mind and our thoughts are with those who have been affected.

WEX’s underlying business trends remain strong as our US Health and Corporate Payments businesses are performing better than expected. However, travel, and to a lesser extent shipping activity and fuel prices, are being negatively impacted by the coronavirus. As a result, the Company now expects first quarter 2020 revenue to be approximately 2% - 3% lower than the previous revenue guidance given on February 13, 2020. This is based on information currently available to management and is primarily due to the impact on the Travel business and minor impact on the Over-the-Road business. This expectation assumes the trends seen in February will continue through March.

The coronavirus’s impact on second quarter and fiscal 2020 results cannot be reasonably estimated at this time beyond what we describe above given the uncertainty regarding the magnitude, duration, and global reach of the situation. We will provide further updates on our first quarter earnings call.

Forward-Looking Statements

This news release contains forward-looking statements, including statements regarding: financial guidance; assumptions underlying the Company's financial guidance; future impacts of the Company’s business due to the impact of the coronavirus; expectations for the macro environment; and, anticipated volumes. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the susceptibility of our industry and the markets addressed by our, and our customers’, products and services to economic downturns, including as a result of widespread illness such as coronavirus (or COVID-19); the scope and severity of the coronavirus (or COVID-19); the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates;; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2019, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2020. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this news release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX Inc.

Powered by the belief that complex payment systems can be made simple, WEX (NYSE: WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through more than 5,000 associates around the world. WEX fleet cards offer 14.9 million vehicles exceptional payment security and control; purchase volume in travel and corporate solutions grew to $39.6 billion in 2019; and the WEX Health financial technology platform helps 390,000 employers and 31.8 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

Contacts

Media:
Jessica Roy
jessica.roy@wexinc.com
207.523.6763

Investors:
Steve Elder
steve.elder@wexinc.com
207.523.7769